Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is dated as of May 22, 2023 between Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and the investor identified on the signature page hereto (the “Investor”).

WHEREAS, the Company has authorized the issuance by the Company of 100,000 shares (the “Shares”) of Series J Convertible Preferred Stock, par value $0.001 per share (the “Series J Preferred Stock”), with the rights, preferences, powers, restrictions, and limitations set forth in the certificate of designation of the Company in the form attached hereto as Exhibit A (the “Certificate of Designation”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, the Shares, in accordance with and in reliance upon exemption from registration afforded under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation D of the Securities Act and/or Section 4(a)(2) of the Securities Act.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

1.          Purchase and Sale. At the Closing, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investor agrees to purchase, a total of 10,000 shares of the Company’s Series J Preferred Stock for an aggregate purchase price of $1,000,000.00 (the “Purchase Price”).

2.          Closing. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Shares (the “Closing”) shall take place remotely via exchange of documents and signatures on the date hereof (the “Closing Date”). At the Closing, Investor shall deliver to the Company the Purchase Price by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to Investor, and the Company shall deliver to the Investor a book entry statement evidencing the Shares being purchased by the Investor.

3.           Filing of Certificate of Designation. On or prior to the Closing Date, the Company shall have filed the Certificate of Designation with the State of Delaware.

4.         Registration Rights. Within thirty (30) days following the Closing Date, the Company shall prepare and file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement covering the resale of all Registrable Securities under the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 (the “Registration Statement”). The Company shall use its reasonable commercial efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable, and shall use its reasonable commercial efforts to keep each Registration Statement continuously effective under the Securities Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Investor or (ii) the date that all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144 in transactions in which the requirements of paragraph (c)(1) thereof do not apply, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall promptly notify the Investor of the effectiveness of the Registration Statement. The Investor agrees to promptly furnish to the Company a completed and executed Selling Stockholder Questionnaire. All expenses (other than underwriting discounts, selling commissions, stock transfer taxes, and fees and disbursements of counsel for the Investor) incurred by the Company in connection with the registration and the filing of the Registration Statement pursuant to this Section 4 shall be borne and paid by the Company. The term “Registrable Securities” means (i) the shares of common stock, par value $0.001 per share (“Common Stock”), of the Company issuable or issued upon conversion of the Investor’s Series J Preferred Stock; and (ii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i); provided, that the Investor has completed and delivered to the Company a Selling Stockholder Questionnaire; and provided, further, that the Investor’s shares of Common Stock shall cease to be Registrable Securities upon the earliest to occur of the following: (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold shall cease to be a Registrable Security); or (B) such security first becoming eligible for sale by the Investor pursuant to Rule 144 in a transaction in which the requirements of paragraph (c)(1) thereof do not apply.

5.           Investor Representations and Warranties. By executing and delivering this Agreement, the Investor acknowledges, warrants and represents to the Company as follows:

(a)        The Investor has obtained and reviewed all documents filed by the Company with the SEC pursuant to Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including without limitation the information contained therein under the heading “Risk Factors” (all such documents are collectively referred to hereinafter as the “Disclosure Documents”).

(b)       The Investor has been given access to full and complete information regarding the Company and has utilized such access to the Investor’s satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Disclosure Documents. Particularly, the Investor has been given reasonable opportunity to meet with and/or contact Company representatives for the purpose of asking questions of, and receiving answers from, such representatives concerning Company’s business, management, financial affairs and the terms and conditions of the offering and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided in the Disclosure Documents.

(c)         The Investor is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act.

(d)        The Investor is acquiring the Shares for his or its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares. The Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Shares except in compliance with the Securities Act and applicable state securities laws.

(e)         If an entity, the Investor has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares, and this Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed by an authorized officer or representative of the Investor, and is a legal, valid and binding obligation of the Investor enforceable in accordance with its terms.

(f)         The Investor is a bona fide resident of the State identified in in the signature page hereto, if the Investor is a partnership, corporation, limited liability company or other entity, then the office of the Investor in which its principal place of business is identified in the address of the Investors set forth on the signature page hereto.

6.          Short Sales. Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any “short sales” of the Company’s Common Stock as defined in Rule 200 of Regulation SHO under the Exchange Act from the date hereof through the end of the Call Option Period. For the purposes hereof, and in accordance with Regulation SHO, the sale of shares of Common Stock resulting from the conversion of the Shares shall not be deemed a Short Sale.

7.          Company Representations and Warranties. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act for the two years preceding the date hereof (the foregoing documents, including all exhibits included therein and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder applicable to the SEC Reports, and none of the SEC Reports, when filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

8.           General.

(a)         If any provision of this Agreement or the application of such provision to any party or circumstances shall be held invalid, the remainder of the Agreement, or the application of such provision to such party or circumstances other than those to which it is held invalid, shall not be affected thereby.

(b)         This Agreement and its terms may only be modified or amended by a written instrument signed by both the Company and the Investor.

(c)         No failure or delay by either the Company or the Investor in exercising or enforcing any right or remedy under this Agreement will waive any provision of the Agreement. Nor will any single or partial exercise by either the Company or the Investor of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law.

(d)        Upon acceptance by the Company, this Agreement shall be binding upon and shall inure to the benefit of the Company and the Investor and to the successors and assigns of the Company and the Investor and to the personal and legal representatives, heirs, guardians, successors and permitted assignees of the Investor.

(e)         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts-of-law principles thereof.

(f)         This Agreement and the Certificate of Designation constitute the full and entire understanding and agreement with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

(g)         Upon reasonable request, the Investor agrees to furnish to the Company such additional information as may be deemed necessary to determine the Investor’s suitability as an investor hereunder.

(h)         This Agreement may be executed in counterparts, which taken together shall constitute one agreement binding on the parties hereto. Any section headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. Facsimile and electronically transmitted signatures shall be valid and binding to the same extent as original signatures.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAVIDEA BIOPHARMACEUTICALS, INC.

By:	/s/ John K. Scott, Jr.

Name:	John K. Scott, Jr.

Title:	Vice Chairman of the Board of Directors

[INVESTOR ENTITY NAME]

By:	/s/ Donald E. Garlikov

Name:	Donald E. Garlikov

Title:

Address/Residence:
Attention:
E-Mail Address:

Signature Page

EXHIBIT A

Certificate of Designation of Series J Preferred Stock

(see attached)

C-1